Exhibit 99.2

Ur-Energy Announces Additional Sales Commitments, Success in its Bid into the Uranium Reserve, and Decision to Ramp-Up Lost Creek Production Operations

Littleton, Colorado (ACCESSWIRE – December 19, 2022) Ur-Energy Inc. (NYSE American:URG) (TSX:URE) (the “Company” or “Ur-Energy”) is pleased to announce that it has expanded the quantity to be delivered into the sales agreement announced by the Company on August 8, 2022. The agreement which called for the annual delivery of 200,000 pounds of U3O8 over a six-year period, has been amended to increase the annual delivery by 100,000 pounds of U3O8 beginning in 2024 at the same pricing levels.

The Company’s total sales quantity now under contract will be 600,000 pounds U3O8 per year beginning in 2024, plus or minus a small, optional flex. Having secured these sales commitments, Ur-Energy has made the decision to immediately ramp up production at its operating Lost Creek uranium mine to levels sufficient to deliver into these current contracts.

The Company will target an initial annual production rate of 600,000 pounds U3O8, which represents 50% of Lost Creek’s licensed wellfield production capacity of 1.2 million pounds. This production level will provide an economy of scale and a stable, long-term revenue stream to the Company while leaving ample room for growth and additional sales into new contracts or the spot market. Because of the advanced construction and drilling efforts the Company has already made in preparation for ramp up, we expect to commence production in Q1 2023 and reach the initial annual production rate in Q4 2023.

John Cash, the Company’s CEO, stated, “Western nuclear companies continue to support production from Lost Creek by signing new and expanded contracts. We will continue our efforts to layer in additional contracts with strong profit margins with the goal of maximizing production at Lost Creek and further reducing our proven low cost of production.

“The growth in our contract book gives us the confidence to ramp production at Lost Creek to 600,000 pounds per year. Our entire team has been working toward this goal for several years and we are excited to bring our low cost, flagship property back into meaningful production. In addition to our Lost Creek mine, our Shirley Basin Project has all major permits and licenses required to construct and operate a one million pound per year production facility. To further prepare for construction and operations at Shirley Basin, we plan to install the monitor wells for the first Shirley Basin mine unit in Spring 2023.

“Our current contract book fills just over 25% of our annual licensed wellfield capacity of 2.2 million pounds and only 14% of our annual licensed processing capacity of 4.2 million pounds. This leaves us considerable room to increase production, open satellite operations, toll process material for other companies, and sell into a rising market.”

Ur-Energy is also pleased to announce that the National Nuclear Security Administration (“NNSA”), a semi-autonomous agency of the Department of Energy, has awarded the Company, through its wholly owned subsidiary Lost Creek ISR, LLC, a contract to sell 100,000 pounds of domestically produced U3O8 to the national Uranium Reserve at a sales price of $64.47 per pound. Ur-Energy will provide the material for this one-time purchase from its existing U.S. produced inventory of 324,000 pounds.

Total revenue of $6,447,000 will be realized in March 2023 after the material is delivered to the NNSA. The strong price of the sale is an indication of the value of domestically produced uranium compared to published global prices and is likely an indication that domestic inventories are in short supply.

The Company intends to retain its remaining inventory of 224,000 pounds, which was intentionally not bid into the Uranium Reserve, to sell into long-term contracts with commercial leaders in the nuclear industry.

About Ur-Energy

Ur-Energy is a uranium mining company operating the Lost Creek in-situ recovery uranium facility in south-central Wyoming. We have produced, packaged, and shipped approximately 2.6 million pounds U3O8 from Lost Creek since the commencement of operations. Ur-Energy has all major permits and authorizations to begin construction at Shirley Basin, the Company’s second in situ recovery uranium facility in Wyoming and is in the process of obtaining remaining amendments to Lost Creek authorizations for expansion of Lost Creek. Ur‑Energy is engaged in uranium recovery and processing activities, including the acquisition, exploration, development, and operation of uranium mineral properties in the United States. The primary trading market for Ur‑Energy’s common shares is on the NYSE American under the symbol “URG.” Ur‑Energy’s common shares also trade on the Toronto Stock Exchange under the symbol “URE.” Ur-Energy’s corporate office is in Littleton, Colorado and its registered office is in Ottawa, Ontario.

FOR FURTHER INFORMATION, PLEASE CONTACT

John W. Cash, Chairman, CEO & President

866-981-4588, ext. 303

John.Cash@Ur-Energy.com

Cautionary Note Regarding Forward-Looking Information

This release may contain “forward-looking statements” within the meaning of applicable securities laws regarding events or conditions that may occur in the future (e.g., whether the sales prices specified in current sales agreements will be profitable to the Company; the ability to readily and cost-effectively ramp-up production operations to meet the delivery schedules in the agreements including whether the preparations and development efforts to date will expedite ramp-up as anticipated; whether additional sales agreements will be secured and the timing and profitability of such additional agreements, as well as whether Lost Creek will be able to further reduce already low costs of production and realize economies of scale; whether we will toll process for other companies at Lost Creek; timing to determine future development and construction priorities; the timing and success in completing the planned monitor well program at Shirley Basin, and implementing contracting and construction plans for the project; and whether the pricing accepted by NNSA signals low domestic inventory supplies) and are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic and competitive risks, uncertainties and contingencies. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as "plans," "expects," "does not expect," "is expected," "is likely," "estimates," "intends," "anticipates," "does not anticipate," or "believes," or variations of the foregoing, or statements that certain actions, events or results "may," "could," "might" or "will be taken," "occur," "be achieved" or "have the potential to." All statements, other than statements of historical fact, are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from any forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of ore which is mined varying from estimates; production rates, methods and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; delays in development and other factors described in the public filings made by the Company at www.sedar.com and www.sec.gov. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date hereof and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or in management’s beliefs, expectations or opinions that occur in the future.